EXHIBIT 23.2


    LABONTE & CO.                                 1205 - 1095 West Pender Street
                                                  Vancouver, BC Canada V6E 2M6
  C H A R T E R E D                               Telephone (604) 682-2778
A C C O U N T A N T S                             Facsimile (604) 689-2778
                                                  Email rjl@labonteco.com


July 9, 2003

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washingtion, D.C. 20549

Re: Genemax Corp. - Form S-8 Registration of 500,000 shares of common stock

Dear Sir/Madame:

We hereby consent to the incorporation by reference therein of our Auditors' Report dated February 25, 2003 to the Stockholders and Board of Directors with respect to the consolidated financial statements of the Company included in its annual report filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2002 on Form 10-KSB.

Sincerely,

"LaBonte & Co."

LaBonte & Co.,
Chartered Accountants

RJL/vf

c.c. Genemax Corp.